SECOND AMENDMENT TO PARTICIPATION AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

AND OTHER REQUIRED MATERIALS

Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company (the “Company”), a New York life insurance company, Eaton Vance Variable Trust (the “Trust”), an open-end management investment company organized under the laws of Massachusetts and Eaton Vance Distributors, Inc. (the “Distributor”), a Massachusetts company, entered into a certain participation agreement dated October 7, 2013 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of December 1, 2020, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Trust and the Distributor (collectively, the “Parties”).

RECITALS

WHEREAS, the name of the Company changed from AXA Equitable Life Insurance Company to Equitable Financial Life Insurance Company;

WHEREAS, the Parties wish to add Equitable Financial Life Insurance Company of America (“Equitable America”) to the Agreement;

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Trust and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1. Equitable America is hereby included in the definition of “Company” and added as a Party to the Agreement; and

2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Managing Director
Date:	12/4/2020 | 4:19 PM EST

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Senior Vice President
Date:	12/4/2020 | 4:19 PM EST

The Trust:
Eaton Vance Variable Trust

By:
James Kirchner (Dec 7, 2020 08:43 EST)
Print Name:	James Kirchner
Title:	Treasurer
Date:	Dec 7, 2020

The Distributor:
Eaton Vance Distributors, Inc.

By:
Brian Taranto (Dec 7, 2020 08:44 EST)
Print Name:	Brian Taranto
Title:	Chief Administrative Officer
Date:	Dec 7, 2020

SCHEDULE A

CONTRACTS

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Separate Account A	All Contracts

Separate Account FP	All Contracts

Separate Account I	All Contracts

Separate Account 45	All Contracts

Separate Account 49	All Contracts

Separate Account 65	All Contracts

Separate Account 66	All Contracts

Separate Account 70	All Contracts

Separate Account 206	All Contracts

Separate Account 301	All Contracts

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Equitable America Variable Account L	All Contracts

Equitable America Variable Account A	All Contracts

Equitable America Variable Account P	All Contracts

Equitable America Variable Account K	All Contracts

Equitable America Variable Account 70A	All Contracts

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